CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of Nevada Revised Statutes 78.390, the undersigned officer of Comstock Mining Inc., a Nevada corporation, does hereby certify as follows:

A.    The board of directors of the corporation has duly adopted resolutions proposing to change the name of the corporation from “Comstock Mining Inc.” to “Comstock Inc.” and to amend and restate the articles of incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the corporation.

B.    The change of the name of the corporation, the increase in the number of shares of common stock authorized by the Corporation from 158,000,000 to 245,000,000 and the amendment and restatement of the articles of incorporation as set forth below has been approved by at least a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C.    This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows on the following pages attached hereto.

IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation as of May 26, 2022.

/s/ Corrado DeGasperis
Name: Corrado DeGasperis
Title: Executive Chairman & Chief Executive Officer

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AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
Comstock Inc.

ARTICLE I
NAME OF THE CORPORATION

The name of the corporation (the “Corporation”) is Comstock Inc.

ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT

The Corporation may, from time to time, in the manner provided by law, appoint or change the registered agent and registered office of the Corporation within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
PURPOSE; POWERS

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada, including the Nevada Revised Statutes, as amended from time to time (the “NRS”). The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the NRS.

ARTICLE IV
CAPITAL STOCK

Section 1. Capital Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 295,000,000 shares, which shall consist of (a) 245,000,000 shares of common stock, par value $0.000666 per share (“Common Stock”) and (b) 50,000,000 shares of Preferred Stock, par value $0.000666 per share (“Preferred Stock”). The Common Stock and Preferred Stock shall be paid for at such time as the Board of Directors of the Corporation (the “Board”) shall designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the use and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and, the judgment of the Board as to the value of the property right or thing acquired in exchange for such capital stock shall be conclusive. When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor shall be fully paid and non-assessable. Except as otherwise provided in these Amended and Restated Articles of Incorporation (as amended from time to time, these “Articles”), including any certificate of designation establishing the terms of a series of Preferred Stock in accordance with these Articles (each, a “Preferred Stock Designation”), these Articles may be amended, in accordance with NRS 78.390, to increase or decrease the number of authorized shares of Preferred Stock or Common Stock (but no such decrease shall reduce the number of authorized shares of any class or series of the Corporation’s capital stock below the number of shares of such class or series then outstanding) with the approval of a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, and without any separate vote by the holders of any class or series of

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the Corporation’s capital stock, irrespective of the provisions of NRS 78.1955(2) (or any successor provision thereto).

Section 2. Preferred Stock. The Board is hereby vested, to the fullest extent permitted under the NRS, with the authority to designate from time to time one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, privileges, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any resolution prescribing a series of Preferred Stock must include a distinguishing designation for such series. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by these Articles, including the Preferred Stock Designation relating to such series of Preferred Stock, or the NRS. To the extent provided in the Preferred Stock Designation relating to a series of Preferred Stock, the Board may increase (but not above the total number of then authorized and undesignated shares of preferred stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series. The powers, designations, preferences, privileges and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.

Section 3. Common Stock.

(a)    Dividends and other Distributions. Except as may otherwise be required by these Articles and subject to the rights of holders of any Preferred Stock, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and other distributions (as defined in NRS 78.191) as may from time to time be declared by the Board out of funds legally available therefor.

(b)    Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any Preferred Stock, holders of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such holder.

(c)    Voting Rights. Except as may otherwise be required by applicable law or these Articles, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters to be voted on by the stockholders of the Corporation.

ARTICLE V
BOARD OF DIRECTORS

Except as otherwise provided in these Articles, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the terms of any Preferred Stock Designation, the number of directors constituting the entire Board shall be fixed from time to time by resolution of the Board, but shall not be less than three (3) nor more than nine (9). On each matter submitted to the Board, any committee of the Board or any subcommittee of any committee of the Board, each director shall have one vote. Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Subject to the rights of holders of any series of Preferred Stock to elect or otherwise designate director(s), any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled solely by the affirmative vote of a majority of the voting power of the remaining members

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of the Board, although less than a quorum, or a sole remaining director. A director so elected shall be elected to hold office until the expiration of the term of office of the director whom he or she has replaced, and a successor is elected and qualified or the director’s earlier death, resignation, disqualification or removal.

ARTICLE VI
TERM OF EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VII
CUMULATIVE VOTING

No cumulative voting shall be permitted in the election of directors.

ARTICLE VIII
PREEMPTIVE RIGHTS

Shareholders shall not be entitled to preemptive rights.

ARTICLE IX
LIMITED LIABILITY

No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or directors duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director the NRS is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX
INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation law, as the same exists, or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss, including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall

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inure to the benefit of his or her heirs, executor's and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these Articles shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the NRS requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under these Articles or otherwise.

Section 2. Proceedings to Enforce Rights to Indemnification. If a claim hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shalt be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the NRS for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Articles shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, Joint venture, oust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 4. Other Entities; Preservation of Rights. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer of the Corporation, or has ceased to serve at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another entity or enterprise, and shall inure to the

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benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article IX by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE X
BYLAW AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to adopt, amend and repeal Bylaws of the Corporation (each, a “Bylaw” and collectively, the “Bylaws”). Notwithstanding any other provisions of these Articles or the Bylaws (and notwithstanding the fact that a lesser percentage otherwise might have been permitted by applicable law, these Articles or the Bylaws), but in addition to any other affirmative vote of the holders of any particular class or series of stock of the Corporation required by applicable law or these Articles (including any Preferred Stock), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any Bylaw.
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ARTICLE XI
MANDATORY FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the U.S. District Court, District of Nevada, located in Washoe County, Nevada, shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”): (a) brought in the name or right of the Corporation or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Articles or the Bylaws; (d) to interpret, apply, enforce or determine the validity of these Articles or the Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the U.S. District Court, District of Nevada, does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the sole and exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the sole and exclusive forum for such Action.

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